Flexible Payment
Variable Annuity (Account B)
Issued by The Northwestern Mutual Life Insurance Company and
NML Variable Annuity Account B (the “ Separate Account”)
Summary Prospectus for New Investors
May 1, 2024
This Summary Prospectus summarizes key features of your individual flexible payment annuity contract (the “Contract”). Before you invest, you should also review the prospectus for the Contract, which contains more information about the Contract’s features, benefits, and risks. The Contract currently offers two classes: a front-load version (in which a sales charge is assessed when Purchase Payments are made) and a back-load version (in which a sales charge is assessed if and when amounts are withdrawn). This Summary Prospectus only describes a back-load version of the Contract sold in the State of New York. You can find this prospectus and other information about the Contract, including the annual and semi-annual reports for your underlying Portfolios, online at www.nmprospectus.com. You can also obtain this information at no cost by calling (866) 910-1232 or by sending an email request to vavldocrequest@northwesternmutual.com.

You may cancel your Contract within 10 days of receiving it without paying fees or penalties.
In some circumstances, this cancellation period may be longer. Upon cancellation you will receive either the full amount of your Purchase Payment(s) or your Contract Value. You should review the prospectus, or consult with your financial representative, for additional information about the specific cancellation terms that apply.

Additional information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission's staff and is available at www.Investor.gov.
The Securities and Exchange Commission (“SEC”) has not approved or disapproved the Contract or passed upon the adequacy of this Summary Prospectus. Any representation to the contrary is a criminal offense.
Subject to the limitations discussed in the prospectus for the Contract, you may choose to invest amounts in up to 40 Divisions of the Separate Account. Each Division of the Separate Account invests exclusively in shares of a single series of a Fund (i.e., an underlying Portfolio).
As permitted by regulations adopted by the SEC, paper copies of your underlying portfolios’ shareholder reports are not currently being sent by mail unless you specifically request paper copies of the reports from us. Instead, your portfolio annual and semi-annual reports will be made available on www.nmfundreports.com and you will be notified by mail each time a report is posted and provided with a link to access the report for each Portfolio. If you already elected to receive shareholder reports electronically, you will not be affected by this change, will continue to receive reports electronically and you need not take any action. You may elect to receive shareholder reports (and other communications) electronically by signing up for eDelivery at www.NorthwesternMutual.com/eDelivery. You may elect to receive all future reports in paper free of charge. You can inform the Company that you wish to continue receiving paper copies of your shareholder reports by calling us at (866) 910-1232. Your election to receive shareholder reports in paper will apply to all future reports for all Portfolios under your Contract.
Only Available in the State of New York

90-1773-72 (0224)

Glossary of Special Terms
Unless otherwise specified in this prospectus, the words “Northwestern Mutual,” “we,” “us,” “our,” and “Company” mean The Northwestern Mutual Life Insurance Company. The words “you” and “your,” unless otherwise specified, mean the Contract Owner. We use a number of special terms in this summary prospectus, including the following:
Accumulation Unit—An accounting unit of measure representing the Contract Value, before the date on which Annuity Payments begin, in one or more Divisions of the Separate Account. The related term “Accumulation Unit Value” (“AUV”) means the value of a particular Accumulation Unit at a particular time and is analogous to, but not the same as, the share price of a mutual fund.
Annuitant—The person upon whose life the Contract is issued and Contract benefits depend. The Primary Annuitant is the person upon whose life the Contract is initially issued. The Contingent Annuitant is the person who becomes the Annuitant upon the death of the Primary Annuitant. If the Contract is annuitized under a single life income plan, there will be one Annuitant. If the Contract is annuitized under a joint life income plan, there will be two Joint Annuitants.
Annuity Payments—Money we pay pursuant to the terms of the Contract. Payments may be paid under one or more of the following three methods: (1) a variable income plan; (2) a fixed income plan; or (3) a lump sum in cash.
Annuity Unit—An accounting unit of measure representing the actuarial value of a variable income plan’s interest in a Division of the Separate Account after Annuity Payments begin.
Beneficiary— A person who receives payments under the Contract pursuant to an Income Plan or upon the death of the Annuitant before the Maturity Date provided that the Annuitant was an Owner of the Contract at the time of death.
Company—The Northwestern Mutual Life Insurance Company
Contract—The agreement between you and us described in this variable annuity prospectus. During the accumulation period of the Contract, you may invest money under your Contract and any earnings on your investment will accumulate on a tax-deferred basis. During the annuitization period, you receive periodic payments based largely on the amounts you accumulate, all or a portion of which will be taxable as ordinary income.
Contract Value—The value of your Contract on any Valuation Date is equal to the value of your amounts held in the Divisions of the Separate Account on that Valuation Date.
Division—A sub-account of the Separate Account, the assets of which are invested exclusively in the shares of one of the Portfolios of the underlying Funds.
Fund—A Fund is registered under the Investment Company Act of 1940 (the “1940 Act”) as an open-end management investment company or as a unit investment trust, or is not required to be registered under the 1940 Act. A Fund is available as an investment option under the Contract. The assets of each of the Divisions of the Separate Account are used to purchase shares of the corresponding Portfolio of a Fund.
Income Plan—An optional method of receiving the death benefit, maturity benefit, surrender proceeds or withdrawal proceeds of an insurance policy or annuity contract generally through a series of periodic payments. An Income Plan may also be known as a “payment plan.”
Maturity Date—The date, stated on the specifications page of the Contract, on which Purchase Payments must cease and Annuity Payments become payable.
Northwestern Mutual—The Northwestern Mutual Life Insurance Company
Owner—The person with the sole right to exercise all rights and privileges under the Contract, except as the Contract otherwise provides.
Portfolio—A series of a Fund available for investment under the Contract which corresponds to a particular Division of the Separate Account.
Prospectus—The full statutory prospectus for the Contract.
Purchase Payments—Money you give us to apply to your Contract. The related term “Net Purchase Payment” refers to Purchase Payments after all applicable deductions.
Required Minimum Distribution (“RMD”)—A minimum amount that federal tax law generally requires be withdrawn from certain tax-qualified annuities each year.
Separate Account—The account the Company has established pursuant to Wisconsin law for those assets, although belonging to the Company, that are reserved for you and other owners of variable annuity contracts supported by the Separate Account.
Account B Prospectus

Summary Prospectus—The summary version of the Contract, which summarizes key information found in the Prospectus for the Contract.
Valuation Date—Any day on which the New York Stock Exchange (“NYSE”) is open for trading and any other day we are required under the 1940 Act to value assets of a Division of the Separate Account.
Withdrawal Charge— A deduction that is made from maturity benefits and withdrawal amounts.
Account B Prospectus

Important Information You Should Consider About the Contract
	FEES AND EXPENSES			Cross-Reference(s) to Location in Prospectus
Charges for Early Withdrawal
If you withdraw amounts from or surrender your Contract within seven years following the applicable Purchase Payment(s), you will be assessed a withdrawal charge of up to 7% of the Purchase Payment(s) Any applicable withdrawal (or surrender) charge, federal/state tax withholding, and/or Express
Mail Delivery fee will be assessed against and deducted from the amount withdrawn.
For example, if you surrender your back-load Contract before your first
Contract anniversary and your total initial investment was $100,000, you will pay a surrender charge of up to $7,000.
Fee and Expense Tables – Contract Fees and Expenses
Transaction Charges	In addition to (or instead of) withdrawal charges, you may also be charged for other transactions, such as certain tax-related charges, as well as charges for expedited delivery or wire transfers.			Charges
Ongoing Fees and Expenses (annual charges)
The table below describes the fees and expenses that you may pay each year, depending on the options you choose. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you have elected.
Fee and Expense Tables – Contract Fees and Expenses, Range of Annual Portfolio Operating Expenses, and Examples
	Annual Fee	Minimum	Maximum
	Base Contract	0.50%[1]	1.50%[1]
	Investment Options (Portfolio company fees and expenses)	0.21%[2]	1.28%[2]
	Optional Benefits Available for an Additional Charge (for single optional benefit if elected)	0.10%[3]	0.40%[3]
1As a percentage of Separate Account assets. [2]As a percentage of Portfolio assets. [3]As a percentage of entire benefit.
Account B Prospectus

	FEES AND EXPENSES		Cross-Reference(s) to Location in Prospectus

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs. Although your actual costs may be higher or lower than those shown below, based on these assumptions, your costs would be as follows:

	LOWEST ANNUAL COST $678[1]	HIGHEST ANNUAL COST $3,391[1]
Assumes:
•Investment of $100,000
•5% annual appreciation
•Least expensive combination of Contract
Classes and Portfolio fees and expenses
•No optional benefits
•No sales charges
•No additional Purchase Payments,
transfers or withdrawals

Assumes:
•Investment of $100,000
•5% annual appreciation
•Most expensive combination
of Contract Classes and
Portfolio fees and expenses
•No sales charges
•No additional Purchase
Payments, transfers or
withdrawals

[1]The lowest and highest dollar amount of fees that would be assessed, based on the assumptions described in the tabular presentation above, for each of the first 10 Contract years.
RISKS
Risk of Loss	You can lose money by investing in the Contract.		The Investment Options
Not a Short-Term Investment
The Contract is not a short-term investment and is not appropriate for you if you need ready access to cash. It is intended for retirement and long-term savings. Surrender and withdrawal charges may apply to Purchase Payments for up to seven years. Your Contract Value will be reduced if you withdraw money and withdrawals may be subject to income taxes and tax penalties or other unfavorable treatment.
The Contract – Generally
Risks Associated with Investment Options
Investment in the Contract is subject to the risk of poor investment performance and can vary depending on the performance of the investment options ( Portfolios) you choose. Each Portfolio will have its own unique risks.
You should review these investment options Portfolios before making an investment decision.
The Investment Options
Insurance Company Risks
Investment in the Contract is subject to the risks related to the depositor
( Northwestern Mutual), and any obligations, guarantees, or benefits are subject to the claims-paying ability of Northwestern Mutual. More information about Northwestern Mutual, including its financial strength ratings, is available upon request by calling (888) 455-2232.
The Company
RESTRICTIONS
Investments
Transfers among Divisions are subject to the Contract’s short-term and excessive trading policies.
Under certain circumstances Northwestern Mutual reserves the right to remove a Portfolio or substitute another Portfolio for such Portfolio.
The Investment Options (Short Term and Excessive Trading) Contract Owner Services (Substitution of Portfolio Shares and Other Changes)
Account B Prospectus

	RESTRICTIONS	Cross-Reference(s) to Location in Prospectus
Optional Benefits	Optional benefits may be subject to additional charges that may vary by issue age, are not available for all issue ages, must be elected at issue and cannot be added once it is removed or expires.	The Contract – Death Benefit (Enhanced Death Benefit Examples)
TAXES
Tax Implications
You should consult with a tax professional to determine the tax implications of an investment in, and payments received under, the Contract. There is no additional tax benefit if the Contract is purchased through a tax-qualified plan or individual retirement account (IRA). Withdrawals (and some distributions)
will generally be subject to ordinary income tax rates, and may be subject to penalties.
Federal Income Taxes
CONFLICTS OF INTEREST
Investment Professional Compensation
The Contract is sold exclusively through financial representatives of
Northwestern Mutual’s affiliated broker-dealer, who are compensated with a commission based on a percentage of Purchase Payments, and Northwestern
Mutual may share revenue it earns on the Contract with its affiliated broker-
dealer. These financial representatives may have a financial incentive to offer or recommend the Contract over other investments.
Additional Information – The Distributor
Exchanges
Some financial representatives may have a financial incentive to offer a new
Contract in place of the one you already own. You should only exchange an existing contract if you determine, after comparing the features, fees and risks of both contracts, that it is preferable to purchase the new Contract rather than continue to own an existing contract.
Additional Information – The Distributor
Overview of the Contract
The Contract is an individual flexible payment variable annuity contract, the purpose of which is primarily to provide for the accumulation of value through variable investment options, through allocations to a variety of Portfolios, and payment of annuity benefits on a fixed or variable basis. The Contract is sold for use under a variety of tax-qualified and nontax-qualified plans and may be appropriate if you have a long-term investment horizon. It is not intended for short-term investment and is therefore not appropriate for people who may need to make early or frequent withdrawals or who intend to engage in frequent trading.
During the years when funds are being paid into your Contract , known as the accumulation (savings) phase, the earnings accumulate on a tax-deferred basis. The annuitization (income) period begins when you start receiving a stream of periodic annuity payments under your Contract that begin on the date you select, and all or a portion of such payments will be taxed as ordinary income. Once you annuitize your Contract, your withdrawal rights will depend on the income plan selected. The amount you accumulate under your Contract, including the results of investment performance of your Divisions will determine the amount of your monthly annuity payments. Additional information about the Portfolios in which the Divisions invest is provided in the Appendix (see “Appendix A: Portfolios Available Under Your Contract).
Below are other features and options that the Contract offers.
•
Contract classes. The Contract currently offers two classes for new investors, a front-load version (in which a sales charge is assessed when Purchase Payments are made) and a back-load version (in which a sales charge is assessed if and when amounts are withdrawn). This Summary Prospectus only describes a back-load version of the Contract sold in the State of New York.
•
Accessing your money. During the accumulation phase, you may make a withdrawal of your Contract Value or surrender the Contract by submitting a request in writing or by telephone, subject to our administrative procedures. We will waive the surrender charge for up to 10% of Contract Value withdrawn each year subject to certain conditions. All withdrawals are subject to the limitations described in the prospectus. Withdrawal rights during the annuitization period will depend on the income plan selected. Any applicable withdrawal (or surrender) charge, federal/state tax withholding, and/or Express Mail Delivery fee will be assessed against and deducted from the amount withdrawn.
•
Tax treatment. You may transfer Contract Value among the Divisions without tax implications, and earnings (if any) on your investments are generally tax-deferred. You are taxed only when (1) you make a withdrawal or surrender; (2) you receive an annuity payments under the Contract; or (3) upon payment of the death benefit.
Account B Prospectus

•
Asset Allocation Models. We make available five asset allocation models at no charge. Each model is comprised of a combination of Divisions representing various asset classes. The models represent various levels of risk ranging from conservative to very aggressive.
•
Standard Death Benefit. Your Contract includes a death benefit that will pay your designated beneficiaries (1) the Contract Value if an Annuitant dies before the Contract Maturity Date and on or after his or her 75th birthday, or (2) the greater of the Contract Value or Purchase Payments less any adjustment for each withdrawal if an Annuitant dies before the Contract Maturity Date and before his or her 75th birthday. If an Annuitant dies after the Contract Maturity Date or any time after Annuitant Payments begin, no death benefit is payable. The Contract has an Enhanced Death Benefit option available for an additional charge.
•
Additional Features and Services. We make certain additional services available under the Contract at no additional charge:
The Automatic Dollar Cost Averaging Plan allows you to transfer a set amount from the Government Money Market Division to other Divisions on a regular schedule. The Portfolios Rebalancing feature automatically rebalances your Contract Value among your selected Divisions in order to restore your allocation to the original level. You may participate only in one of the Automatic Dollar Cost Averaging Plan and Portfolios Rebalancing feature at a time. We do not charge for participation in these features.
The Systematic Withdrawal Plan allows you to set up automatic monthly withdrawals from your Contract Value. We will take any withdrawal under this plan proportionally from your Contract Value in your selected investment options or the investment options you designate subject to certain conditions. We do not charge for participation in this feature.
Benefits Available Under the Contract
The following table summarizes information about a variety of standard and optional benefits available under the Contract. If applicable, information about the fees associated with a benefit included in the table may be found in the Fees and Expense Tables.

Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Limitations/ Restrictions
Standard Death Benefit	The Contract provides a death benefit to be paid under a lump sum, fixed or variable income plans or continued in force as a new contract for the payee(s)	Standard	No Charge
•Only payable if the Annuitant dies
before the Maturity Date
•Income Plans have their own
payout benefit rules at death (see
below)
•Is reduced for withdrawals
•If payee elects to continue the
Contract in force, additional
restrictions may apply

Enhanced Death Benefit	An optional enhanced death benefit is available that allows the Owner to annually “lock in” certain increases in Contract Value	Optional	0.40%[1]
•Not available for all issue ages and
enhanced death benefit
adjustments are limited by the
primary Annuitant’s age
•Must be elected at issue
•Cannot be added once terminated
•There is a charge for this benefit

Account B Prospectus

Name of Benefit	Purpose	Is Benefit Standard or Optional	Maximum Fee	Brief Description of Limitations/ Restrictions
Income Plans	Annuity Payments and death benefit payments are payable under various income plans on a variable or fixed basis	Standard	No charge[2]
•Plans for Annuity Payments for a
specified period are not available
for Contracts issued after
May 1, 2013
•Variable income plans are subject
to some Contract charges (as well
as expenses of the underlying
Portfolios ) and are subject to
market risk
•Fixed income plans are funded
through withdrawals from the
Separate Account and may be
subject to a withdrawal charge
•Transfers between Income Plans
are only allowed under limited
circumstances

Reinvestment of Redemptions	In certain limited circumstances, allows Purchase Payments to be made without the deduction of a sales load, or with a refund of a withdrawal charge	Standard	No Charge
•Request to void redemption must
be made within 60 days without
passing the Contract anniversary
•Requests will not be processed
where redemption proceeds were
paid by a check payable to the
Owner and cashed or proceeds
directly deposited into a bank
account

Automatic Dollar Cost Averaging	On a periodic basis, automatically transfers a specific amount from the Government Money Market Division into other Divisions you selected	Standard	No charge	•Cannot use with portfolio rebalancing
Systematic Withdrawal Plan	Allows for monthly payments drawn from your investment options during the accumulation phase either proportionately from your investment options or from specific investment options	Standard	No charge	•Withdrawal charges may apply to amounts in excess of the free withdrawal amount •Taxes or penalties may apply
Special Withdrawal Privilege	Allows the withdrawal of 10% of Contract Value without a surrender charge	Standard	No Charge	•Contract must be at least $10,000 •Applies only after the first Contract anniversary
Portfolio Rebalancing	Automatically rebalances the Divisions you select (either monthly, quarterly, semi- annually or annually) to maintain your chosen mix of Divisions	Standard	No charge	•Ordinarily ends upon transfers from applicable Divisions •Cannot use with dollar cost averaging
Asset Allocation Models	Allocation models are available that comprise a combination of Divisions representing various asset classes with various levels of risk tolerance	Standard	No charge	•Only one model is available at a time •Models are “static” and therefore the Owner must make an affirmative election to change models •Available models may change in the future

1
The annual charge for the Optional Enhanced Death Benefit is expressed as a percentage of the entire benefit and varies by issue age.
2
Variable income plans continue to be assessed Base Contract Charges.
Account B Prospectus

Buying the Contract
You may make Purchase Payments monthly, quarterly, semiannually, annually, or on any other frequency acceptable to us. For Contracts in non-tax qualified situations, the minimum initial Purchase Payment is $5,000. For all other Contracts, the minimum amount for an initial Purchase Payment is $100 ($25 if on an Insurance Service Account (ISA)). The minimum amount for each subsequent Purchase Payment for all Contracts is $25, although we may accept lower amounts in certain circumstances. We will accept larger Purchase Payments than the minimums, but total Purchase Payments under any Contract may not exceed $5,000,000 without our consent. Purchase Payments may not exceed the applicable federal income tax limits. In certain situations, we may, in our discretion, reduce or waive our minimum purchase payment requirements.
We credit Net Purchase Payments to the variable investment options as you direct.
Initial Net Purchase Payments allocated to a Division will be priced at the Accumulation Unit Value determined no later than two Valuation Dates after we receive at our Home Office or a lockbox facility we have designated both your initial Purchase Payment and your application in good order. “Good order” means that the application is complete and accurate and all applicable requirements are satisfied. If your application is not in good order, we may take up to five Valuation Dates to resolve the problem. If we are unable to resolve the problem within that time, we will notify you in writing of the reasons for the delay. If you revoke the consent given with your application to hold your initial Purchase Payment pending resolution of the problem, we will return your payment. Otherwise, the number of Accumulation Units you receive for your initial Net Purchase Payment will be determined based upon the valuation of the assets of the Divisions you select not later than two Valuation Dates following the date on which the problem is resolved and your application is put into good order. Subsequent Net Purchase Payments will be priced based on the next determined Accumulation Unit Value after the payment is received in good order either at the Home Office or a lockbox facility we have designated.
We deem receipt of a Purchase Payment to be received on a given Valuation Date if receipt occurs before the close of trading on the NYSE (typically, 4:00 p.m. Eastern Time). If receipt occurs on or after the close of trading on the NYSE, we deem receipt to occur on the following Valuation Date. We determine the value of an Accumulation Unit in each Division by multiplying the value on the immediately preceding valuation date by the net investment factor for the Division. The net investment factor takes into account the investment experience of the Portfolio and the deduction for any applicable taxes or charges.
Making Withdrawals: Accessing Money in Your Contract
Contract Owners may withdraw some or all of the Accumulation Unit Value of their Contract at any time before the Maturity Date. We may require that a Contract Value of at least $2,000 remain after a partial withdrawal. You may instruct us how to allocate your partial withdrawal request among your investments in the Divisions. If no direction is received, your withdrawal will be deducted proportionately from each of your investments. Any applicable withdrawal (or surrender) charge, federal/state tax withholding, and/or Express Mail Delivery fee will be assessed against and deducted from the amount withdrawn.
Withdrawals may also be made after the Maturity Date . If Annuity Payments are being made under variable income plan 1 (Period Certain), the payee may surrender the Contract and receive the value of the Annuity Units credited to his or her Contract, less the applicable withdrawal charge. If Annuity Payments are being made under variable income plan 2 (Single Life Income with or without Period Certain) and the payee dies during the period certain (or if both payees die during the period certain of variable income plan 3 (Joint and Survivor Life Income with Period Certain)), the Beneficiary may surrender the Contract and receive the withdrawal value of the unpaid payments for the period certain. The withdrawal value is based on the Annuity Unit value on the withdrawal date, with the unpaid payments discounted at the Assumed Investment Rate.
We process withdrawal requests at the Accumulation Unit Value next determined only after our receipt of your request in good order, which includes satisfaction of all our administrative requirements. Subject to our administrative procedures and our approval, you may request that a withdrawal be processed (or that an Income Plan start) on a future date you specify. Otherwise, we will pay the amount of any withdrawal from the Separate Account within at least seven days after we receive the request in good order unless the suspension of payments or transfers provision is in effect or if required by government regulators. Withdrawals reduce your Contract Value and may be subject to unfavorable tax consequences.
If mandated under applicable law, we may be required to block an Owner’s account and thereby refuse to pay any requests for transfer, partial withdrawal, surrender or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about an Owner and an Owner’s account to government regulators.
Account B Prospectus

Additional Information About Fees
Contract Fees and Expenses
The following tables describe the fees and expenses that you will pay when buying, owning, surrendering, or making withdrawals from the Contract .
The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender, or make withdrawals from the Contract, or transfer Contract Value between investment options. These tables do not include any charge for state premium tax deductions, which we do not charge for at present, but we reserve the right to do so.
Each table shows the maximum and current fees and expenses for multiple Contract versions. The first column [(the “RR” series)] shows the maximum and current fees and expenses related to the current Contract version. The subsequent columns show the maximum and current fees and expenses for each prior Contract version shown in Appendix B in the Prospectus.
Transaction Expenses	Current Contract[1]		Prior Contracts[1]
	[RR]		[QQ]		[MM]
	Maximum Fee	Current Fee	Maximum Fee	Current Fee	Maximum Fee	Current Fee
Sales Load (as a percentage of Purchase Payments) [2]	N/A	N/A	N/A	N/A	N/A	N/A
Maximum Withdrawal Charge for Sales Expenses	7.00%[3]	7.00%[3]	8.00%	8.00%	8.00%	8.00%
Transfer Fee	N/A	N/A	N/A	N/A	N/A	N/A
Expedited Delivery Charges[4]	$17	$17	$17	$17	$17	$17
Wire Transfer Fee[5]	$15	$15	$15	$15	$15	$15
The next table describes the fees and expenses that you will pay each year during the time that you own the Contract (not including Portfolio company fees and expenses).
If you choose to purchase an optional benefit, you will pay additional charges as shown below.
Annual Contract Expenses	Current Contract[1]		Prior Contracts[1]
	[RR]		[QQ]		[MM]
	Maximum Fee	Current Fee	Maximum Fee	Current Fee	Maximum Fee	Current Fee
Administrative Expenses[6]	$30	$30	$30	$30	$30	$30
Base Contract Expenses (as a percentage of Separate Account assets)[7]	1.50%	1.25%	1.50%	1.25%	1.50%	1.25%
Optional Enhanced Death Benefit Expenses (as a percentage of the entire benefit)[8]	0.40%	0.10%	N/A	N/A	N/A	N/A

1
Each table shows the maximum and current fees and expenses for multiple Contract series. The first column [the “RR” series] shows the maximum and current fees and expenses related to the current Contract version. The subsequent columns show the maximum and current fees and expenses for each prior Contract series shown in Appendix B in the Prospectus.
2
The base contract expense and the Withdrawal Charge depend on the length of time amounts have been held under the Contract and the size of the amounts held. (See “Base Contract Charges” and “Withdrawal Charges—Withdrawal Charge Rates.”)
3
The Maximum Fee and Current Fee for the RR series for back-load Contracts sold in the State of New York prior to October 9, 2023, is 6% and 6%, respectively.
4
For express mail delivery with signature required; the express mail delivery charge without signature is $15.
5
We also charge $15 for wire transfers in connection with withdrawals.
6
We charge an Annual Contract Fee of $30. We are currently waiving the Annual Contract Fee if Purchase Payments less withdrawals equal or exceed $25,000. We reserve the right to change this practice in the future. We will give at least 30 days prior notice.
7
There are two types of Accumulation Units: “Class A” and “Class B.” We reserve the right to increase the current base contract expense to the maximum annual rate of 1.50% for the back-load Contract Class B Accumulation Units. We convert Class B Accumulation Units to Class A Accumulation Units on the Contract Anniversary one year after they are no longer subject to a Withdrawal Charge and the Contract Value is at least $25,000. For further information on Class B and Class A Accumulation Units, see “Base Contract Charges—Reduction of Charges.” The Contracts may provide for charges for transfers between the Divisions of the Separate Account and for premium taxes, but we are not presently assessing such charges.
8
The maximum charge is for issue age (i.e., the age nearest the Primary Annuitant’s birthday at the time the application is approved) 56-65. The charge is 0.10% for issue age 45 or less and 0.20% for issue age 46-55. The “entire” enhanced death benefit on any Valuation Date equals the greatest of (i) the Contract Value on that Valuation Date, (ii) the amount of Purchase Payments made under the Contract (adjusted for any withdrawals), or (iii) the EDB on the most recent Contract anniversary date prior to the Primary Annuitant's 80th birthday, increased by any Purchase Payments we received since that Contract anniversary and decreased by the percentage of Contract Value withdrawn since that Contract anniversary. The EDB is available only at the time the Contract is issued. At the time of issue, the value of the EDB would be equal to the greater of the Initial Purchase Payment or the Contract Value.
Account B Prospectus

Annual Portfolio Operating Expenses
The table below shows the minimum and maximum total operating expenses of the Portfolios that you may pay periodically during the time that you own the Contract. A complete list of the Portfolios available under the Contract, including their annual expenses, may be found at the back of this document (i.e., Appendix A: Portfolios Available Under Your Contract).
	Minimum	Maximum
Annual Portfolio Operating Expenses (expenses deducted from Portfolio assets, including management fees, distribution (12b-1) fees, and other expenses as a percentage of average Portfolio assets)	0.21%	1.28%
Annual Portfolio Operating Expenses After Contractual Fee Waiver or Reimbursement*	0.20%	1.11%
*
The “Annual Portfolio Operating Expenses After Contractual Fee Waiver or Reimbursement” line in the above table shows the minimum and maximum fees and expenses as of December 31, 2023 charged by all of the Portfolios after taking into account contractual fee waiver or reimbursement arrangements in place. Those contractual arrangements are designed to reduce total Annual Portfolio Operating Expenses and will continue for at least one year from the date of this prospectus.
For more information about voluntary fee waivers that may be in place, see the “Charges” section.
Examples1
The following Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, annual Contract fees, and the fees and annual Portfolio expense. The Examples assume that you invest $100,000 in the Contract for the time periods indicated and that your investment has a 5% return each year. The Examples reflect the maximum expenses of the underlying Portfolios (as set forth above) as well as the Optional Enhanced Death Benefit Maximum Charge. Although your actual costs may be higher or lower than those shown below, based on these assumptions, your costs would be as follows:
Back-Load Contract With the Enhanced Death Benefit
	1 year	3 years	5 years	10 years
If you surrender your Contract at the end of the applicable time period:	$9,972	$16,687	$21,641	$35,133
If you annuitize at the end of the applicable time period:	$2,972	$9,687	$16,641	$35,133
If you do not surrender your Contract:	$2,972	$9,687	$16,641	$35,133
1
The charge for the EDB above was determined by multiplying the maximum EDB percentage charge (40%) by the entire EDB. The EDB amounts assumed for purposes of this example are equal to the Contract Value at each anniversary. Such hypothetical amounts are for illustrative purposes only. The $30 annual Contract fee is reflected as 0.04% based on the annual Contract fees collected divided by the average assets attributable to the back-load Contracts for the fiscal year ended December 31, 2023.
Account B Prospectus

Appendix A—Portfolios Available under Your Contract
The following is a list of Portfolios available under the Contract. More information about the Portfolios is available in the prospectuses for the Portfolios , which may be amended from time to time and can be found online at www.nmprospectus.com. You can also request this information at no cost by calling (866) 910-1232 or by sending an email request to vavldocrequest@northwesternmutual.com.
The current expenses and performance information below reflects fees and expenses of the Portfolios, but do not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Portfolio’s past performance is not necessarily an indication of future performance.
Investment Objective	Portfolio	Adviser/ Sub-adviser (if applicable)	Current Expenses	Average Annual Total Returns (as of 12/31/2023)
				1 Year	5 Year	10 year
Long-term growth of capital; current income is a secondary objective	Growth Stock Portfolio[2]	Mason Street Advisors, LLC (MSA)/T. Rowe Price Associates, Inc
Long-term growth of capital	Focused Appreciation Portfolio[2]	MSA/Loomis, Sayles & Company, L.P.
Long-term growth of capital and income	Large Cap Core Stock Portfolio[2]	MSA/Wellington Management Company LLP
Long-term growth of capital and income	Large Cap Blend Portfolio[2]	MSA/J.P. Morgan Investment Management, Inc.
Investment results that approximate the performance of the Standard & Poor’s 500® Composite Stock Price Index	Index 500 Stock Portfolio[2]	MSA/BlackRock Advisors, LLC
Long-term growth of capital; income is a secondary objective	Large Company Value Portfolio[2]	MSA/American Century Investment Management, Inc.
Long-term growth of capital and income	Domestic Equity Portfolio[2]	MSA/Delaware Investments Fund Advisers, a series of Macquarie Investment Management Business Trust
Long-term growth of capital and income	Equity Income Portfolio[2]	MSA/T. Rowe Price Associates, Inc
Long-term growth of capital	Mid Cap Growth Stock Portfolio[2]	MSA/Wellington Management Company LLP
Investment results that approximate the performance of the Standard & Poor’s MidCap 400® Stock Price Index	Index 400 Stock Portfolio[2]	MSA/Northern Trust Investments, Inc.
Long-term growth of capital; current incomes is a secondary objective	Mid Cap Value Portfolio[2]	MSA/American Century Investment Management, Inc.
Long-term growth of capital	Small Cap Growth Stock Portfolio[2]	MSA/Wellington Management Company LLP
Investment results that approximate the performance of the Standard & Poor’s SmallCap 600® Index	Index 600 Stock Portfolio[2]	MSA/Northern Trust Investments, Inc.
Long-term growth of capital	Small Cap Value Portfolio[2]	MSA/T. Rowe Price Investment Management, Inc.
Account B Prospectus

Investment Objective	Portfolio	Adviser/ Sub-adviser (if applicable)	Current Expenses	Average Annual Total Returns (as of 12/31/2023)
				1 Year	5 Year	10 year
Long-term growth of capital	International Growth Portfolio[2]	MSA/FIAM LLC
Capital appreciation	Research International Core Portfolio[2]	MSA/Massachusetts Financial Services Company
Long-term growth of capital and income	International Equity Portfolio[2]	MSA/Dodge & Cox
Capital appreciation	Emerging Markets Equity Portfolio[2]	MSA/abrdn Investments Limited
Maximum current income to the extent consistent with liquidity and stability of capital[3]	Government Money Market Portfolio[2]	MSA/BlackRock Advisors, LLC
Provide as high a level of current income as is consistent with prudent investment risk	Short-Term Bond Portfolio[2]	MSA/T. Rowe Price Associates, Inc
Provide as high a level of total return consistent with prudent investment risk; a secondary objective is to seek preservation of shareholders’ capital	Select Bond Portfolio[2]	MSA/Allspring Global Investments, LLC
Maximum total return, consistent with preservation of capital and prudent investment management	Long-Term U.S. Government Bond Portfolio[2]	MSA/Pacific Investment Management Company LLC
Pursue total return using a strategy that seeks to protect against U.S. inflation	Inflation Protection Portfolio[2]	MSA/American Century Investment Management, Inc.
High current income and capital appreciation	High Yield Bond Portfolio[2]	MSA/Federated Investment Management Company
Maximum total return, consistent with prudent investment management	Multi-Sector Bond Portfolio[2]	MSA/Pacific Investment Management Company LLC
Realize as high a level of total return as is consistent with prudent investment risk, through income and capital appreciation	Balanced Portfolio[2]	MSA
Realize as high a level of total return as is consistent with reasonable investment risk	Asset Allocation Portfolio[2]	MSA
Long-term growth of capital	Fidelity® VIP Mid Cap Portfolio – Initial Class[2]	Fidelity Management & Research Company LLC (FMR)[4]
Long-term capital appreciation	Fidelity® VIP Contrafund® Portfolio – Initial Class[2]	Fidelity Management & Research Company/FMR Co., Inc.[4]
Account B Prospectus

Investment Objective	Portfolio	Adviser/ Sub-adviser (if applicable)	Current Expenses	Average Annual Total Returns (as of 12/31/2023)
				1 Year	5 Year	10 year
Long-term growth of capital by investing primarily in securities of companies that meet the Portfolios’s environmental, social and governance criteria	Sustainable Equity Portfolio[2]	Neuberger Berman Investment Advisers LLC
Long-term growth of capital	U.S. Strategic Equity Fund[6]	Russell Investment Management LLC (RIM)[7]
Long-term growth of capital	U.S. Small Cap Equity Fund[6]	RIM[7]
Current income and long- term growth of capital	Global Real Estate Securities Fund[6]	RIM[7]
Long-term growth of capital	International Developed Markets Fund[6]	RIM[7]
Provide total return	Strategic Bond Fund[6]	RIM[7]
Current income and moderate long-term capital appreciation	LifePoints® Variable Target Portfolio Series Moderate Strategy Fund[6]	RIM[7]
Above-average long-term capital appreciation and a moderate level of current income	LifePoints® Variable Target Portfolio Series Balanced Strategy Fund[6]	RIM[7]
High long-term capital appreciation; and as a secondary objective, current income	LifePoints® Variable Target Portfolio Series Growth Strategy Fund[6]	RIM[7]
High long-term capital appreciation	LifePoints® Variable Target Portfolio Series Equity Growth Strategy Fund[6]	RIM[7]
Total return	Commodity Return Strategy Portfolio – Class 2[8]	Credit Suisse Asset Management, LLC
1
This reflects an expense reimbursement and/or fee waiver arrangement that is in place and reported in the Portfolio’s registration statement. This agreement may be terminated in the future and, therefore, the expense figures shown reflect temporary fee reductions.
2
A series of Northwestern Mutual Series Fund, Inc., for which MSA, our wholly-owned company, serves as investment adviser.
3
The Fidelity® VIP Mid Cap Portfolio and the Fidelity® VIP Contrafund® Portfolio are series of Variable Insurance Products Fund III and the Variable Insurance Products Fund II, respectively.
4
The following affiliates of Fidelity Management & Research Company also assist with foreign investments for each Portfolio: Fidelity Management & Research (U.K.) Inc., Fidelity Management & Research (Hong Kong) Limited, and Fidelity Management & Research (Japan) Inc.
5
A series of Neuberger Berman Advisers Management Trust.
6
A series of Russell Investment Funds.
7
Assets of each Portfolio are invested by one or more investment management organizations researched and recommended by Russell Investment Management LLC, the investment adviser for the Russell Investment Funds.
8
A series of Credit Suisse Trust.
Account B Prospectus

Investment Objective	Portfolio	Adviser/ Sub-adviser (if applicable)	Current Expenses	Average Annual Total Returns (as of 12/31/2023)
				1 Year	5 Year	10 year
Long-term growth of capital; current income is a secondary objective	Growth Stock Portfolio[2]	Mason Street Advisors, LLC (MSA)/T. Rowe Price Associates, Inc
Long-term growth of capital	Focused Appreciation Portfolio[2]	MSA/Loomis, Sayles & Company, L.P.
Long-term growth of capital and income	Large Cap Core Stock Portfolio[2]	MSA/Wellington Management Company LLP
Long-term growth of capital and income	Large Cap Blend Portfolio[2]	MSA/J.P. Morgan Investment Management, Inc.
Investment results that approximate the performance of the Standard & Poor’s 500® Composite Stock Price Index	Index 500 Stock Portfolio[2]	MSA/BlackRock Advisors, LLC
Long-term growth of capital; income is a secondary objective	Large Company Value Portfolio[2]	MSA/American Century Investment Management, Inc.
Long-term growth of capital and income	Domestic Equity Portfolio[2]	MSA/Delaware Investments Fund Advisers, a series of Macquarie Investment Management Business Trust
Long-term growth of capital and income	Equity Income Portfolio[2]	MSA/T. Rowe Price Associates, Inc
Long-term growth of capital	Mid Cap Growth Stock Portfolio[2]	MSA/Wellington Management Company LLP
Investment results that approximate the performance of the Standard & Poor’s MidCap 400® Stock Price Index	Index 400 Stock Portfolio[2]	MSA/Northern Trust Investments, Inc.
Long-term growth of capital; current incomes is a secondary objective	Mid Cap Value Portfolio[2]	MSA/American Century Investment Management, Inc.
Long-term growth of capital	Small Cap Growth Stock Portfolio[2]	MSA/Wellington Management Company LLP
Investment results that approximate the performance of the Standard & Poor’s SmallCap 600® Index	Index 600 Stock Portfolio[2]	MSA/Northern Trust Investments, Inc.
Long-term growth of capital	Small Cap Value Portfolio[2]	MSA/T. Rowe Price Investment Management, Inc.
Long-term growth of capital	International Growth Portfolio[2]	MSA/FIAM LLC
Capital appreciation	Research International Core Portfolio[2]	MSA/Massachusetts Financial Services Company
Long-term growth of capital and income	International Equity Portfolio[2]	MSA/Dodge & Cox
Capital appreciation	Emerging Markets Equity Portfolio[2]	MSA/abrdn Investments Limited
Maximum current income to the extent consistent with liquidity and stability of capital[3]	Government Money Market Portfolio[2]	MSA/BlackRock Advisors, LLC
Account B Prospectus

Investment Objective	Portfolio	Adviser/ Sub-adviser (if applicable)	Current Expenses	Average Annual Total Returns (as of 12/31/2023)
				1 Year	5 Year	10 year
Provide as high a level of current income as is consistent with prudent investment risk	Short-Term Bond Portfolio[2]	MSA/T. Rowe Price Associates, Inc
Provide as high a level of total return consistent with prudent investment risk; a secondary objective is to seek preservation of shareholders’ capital	Select Bond Portfolio[2]	MSA/Allspring Global Investments, LLC
Maximum total return, consistent with preservation of capital and prudent investment management	Long-Term U.S. Government Bond Portfolio[2]	MSA/Pacific Investment Management Company LLC
Pursue total return using a strategy that seeks to protect against U.S. inflation	Inflation Protection Portfolio[2]	MSA/American Century Investment Management, Inc.
High current income and capital appreciation	High Yield Bond Portfolio[2]	MSA/Federated Investment Management Company
Maximum total return, consistent with prudent investment management	Multi-Sector Bond Portfolio[2]	MSA/Pacific Investment Management Company LLC
Realize as high a level of total return as is consistent with prudent investment risk, through income and capital appreciation	Balanced Portfolio[2]	MSA
Realize as high a level of total return as is consistent with reasonable investment risk	Asset Allocation Portfolio[2]	MSA
Long-term growth of capital	Fidelity® VIP Mid Cap Portfolio – Initial Class[2]	Fidelity Management & Research Company LLC (FMR)[4]
Long-term capital appreciation	Fidelity® VIP Contrafund® Portfolio – Initial Class[2]	Fidelity Management & Research Company/FMR Co., Inc.[4]
Long-term growth of capital by investing primarily in securities of companies that meet the Portfolios’s environmental, social and governance criteria	Sustainable Equity Portfolio[2]	Neuberger Berman Investment Advisers LLC
Long-term growth of capital	U.S. Strategic Equity Fund[6]	Russell Investment Management LLC (RIM)[7]
Long-term growth of capital	U.S. Small Cap Equity Fund[6]	RIM[7]
Current income and long- term growth of capital	Global Real Estate Securities Fund[6]	RIM[7]
Long-term growth of capital	International Developed Markets Fund[6]	RIM[7]
Provide total return	Strategic Bond Fund[6]	RIM[7]
Account B Prospectus

Investment Objective	Portfolio	Adviser/ Sub-adviser (if applicable)	Current Expenses	Average Annual Total Returns (as of 12/31/2023)
				1 Year	5 Year	10 year
Current income and moderate long-term capital appreciation	LifePoints® Variable Target Portfolio Series Moderate Strategy Fund[6]	RIM[7]
Above-average long-term capital appreciation and a moderate level of current income	LifePoints® Variable Target Portfolio Series Balanced Strategy Fund[6]	RIM[7]
High long-term capital appreciation; and as a secondary objective, current income	LifePoints® Variable Target Portfolio Series Growth Strategy Fund[6]	RIM[7]
High long-term capital appreciation	LifePoints® Variable Target Portfolio Series Equity Growth Strategy Fund[6]	RIM[7]
Total return	Commodity Return Strategy Portfolio – Class 2[8]	Credit Suisse Asset Management, LLC
1
This reflects an expense reimbursement and/or fee waiver arrangement that is in place and reported in the Portfolio’s registration statement. This agreement may be terminated in the future and, therefore, the expense figures shown reflect temporary fee reductions.
2
A series of Northwestern Mutual Series Fund, Inc., for which MSA, our wholly-owned company, serves as investment adviser.
3
The Fidelity® VIP Mid Cap Portfolio and the Fidelity® VIP Contrafund® Portfolio are series of Variable Insurance Products Fund III and the Variable Insurance Products Fund II, respectively.
4
The following affiliates of Fidelity Management & Research Company also assist with foreign investments for each Portfolio: Fidelity Management & Research (U.K.) Inc., Fidelity Management & Research (Hong Kong) Limited, and Fidelity Management & Research (Japan) Inc.
5
A series of Neuberger Berman Advisers Management Trust.
6
A series of Russell Investment Funds.
7
Assets of each Portfolio are invested by one or more investment management organizations researched and recommended by Russell Investment Management LLC, the investment adviser for the Russell Investment Funds.
8
A series of Credit Suisse Trust.
Additional Information
More information about the Contract and Separate Account is included in a Statement of Additional Information (“SAI”), which is dated the same day as this Summary Prospectus and the Prospectus, and is available free of charge from The Northwestern Mutual Life Insurance Company. To request a free copy of the Separate Account’s SAI, or current annual report, send a written request to Northwestern Mutual, Risk Products Department, Room T10, 720 East Wisconsin Avenue, Milwaukee, WI 53202 or call us at (866) 910-1232. Under certain circumstances you or your Financial Representative may be able to obtain these documents online at www.nmprospectus.com. Reports and other information about the Separate Account are available on the SEC’s Internet site at www.sec.gov, or they may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
This Summary Prospectus incorporates by reference the Prospectus for the Contract and the SAI, both dated May 1, 2023, as amended or supplemented.

Edgar Contract Identifier C000000098
Account B Prospectus